F

Exhibit 99.2

Equity One, Inc.

Supplemental Information Package

December 31, 2015

Equity One, Inc.
410 Park Avenue, Suite 1220
New York, NY 10022
(212) 796-1760
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
December 31, 2015
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-11
Overview
Disclosures	12
Summary Financial Results and Ratios	13-14
Funds from Operations and Earnings Guidance Assumptions	15
Components of Net Asset Value	16-17
Assets, Liabilities, and Equity
Condensed Consolidated Balance Sheets	18
Market Capitalization	19
Income, EBITDA, and FFO
Condensed Consolidated Statements of Income	20
Net Operating Income	21
Adjusted Consolidated EBITDA	22
Funds from Operations	23
Additional Disclosures	24
Leasing Data
Portfolio Statistics	25
Tenant Concentration - Top Twenty-Five Tenants	26
Recent Leasing Activity	27
Shopping Center Lease Expiration Schedule	28
Property Data
Annual Base Rent of Operating Properties by State	29
Property Status Report	30-38
Real Estate Acquisitions and Dispositions	39
Real Estate Developments and Redevelopments	40-41
Tactical Capital Improvements	42
Debt Schedules
Debt Summary	43
Debt Maturity Schedule	44
Debt by Instrument	45-46
Unconsolidated Joint Venture Supplemental Data	47-49

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports Fourth Quarter and Year End 2015 Operating Results

New York, NY, February 24, 2016 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three months and year ended December 31, 2015.

“2015 was an exceptionally strong year for Equity One, characterized by the best same-property NOI growth we have reported in over decade, a large improvement in occupancy throughout the portfolio, and a significant reduction in recurring general and administrative expenses as we continued to harvest the benefits of a streamlined organization. Profitability accelerated during the year, culminating in Recurring FFO per share growth of 13% in the fourth quarter,” said David Lukes, CEO. “We have continued to plan for strong future performance by putting special focus on our $250 million development and redevelopment pipeline. I am especially pleased to announce the completion of the new downtown flagship store for Barneys New York at 101 7th Avenue. From acquisition through the commencement of new rent, this project has generated extremely compelling returns for our stockholders.”

Highlights of the quarter, the full year and recent activity include:

•
Generated Recurring Funds From Operations of $0.34 per diluted share and Funds From Operations (FFO) of $0.29 per diluted share for the quarter, and generated Recurring FFO of $1.32 per diluted share and FFO of $1.22 per diluted share for the year ended December 31, 2015

•
Same-property net operating income (NOI) excluding redevelopments increased by 3.3% (3.5% including redevelopments) as compared to the fourth quarter of 2014, and increased 3.8% (4.2% including redevelopments) for the year ended December 31, 2015

•
Retail occupancy (excluding developments and redevelopments) increased to 96.0%, up 40 basis points as compared to September 30, 2015, and up 100 basis points as compared to December 31, 2014. Shop occupancy for these assets rose 110 basis points to 88.7% as compared to September 30, 2015

•
Executed 104 leases totaling 626,641 square feet during the quarter, including 87 same space new leases, renewals, and options totaling 552,521 square feet at an average rent spread of 8.7% on a cash basis

•	Retail portfolio average base rent (including developments and redevelopments) was $19.48 per square foot as of December 31, 2015

•
Made ongoing progress in capital recycling through the sale of four non-core assets, including three completed subsequent to quarter end, for a total gross sales price of $28.8 million. Two of these assets were located in Louisiana and two were in Florida, one of which was held in a joint venture

•	Completed the previously announced acquisition of a mixed-use property in Cambridge, Massachusetts for $85.0 million

•
Redeemed the company’s September 2016 unsecured senior notes and, subsequent to quarter end, the January 2017 unsecured senior notes, and prepaid a $24.7 million fixed rate mortgage. Replaced the debt with a new five-year $300.0 million unsecured delayed draw term loan facility and, subsequent to quarter end, a new $88.0 million mortgage secured by Westbury Plaza with a 10-year maturity and an interest rate of 3.76% per annum

•	Reaffirmed 2016 Recurring FFO guidance range of $1.35 to $1.40 per diluted share

Financial Highlights

Recurring FFO was $47.3 million, or $0.34 per diluted share, for the fourth quarter of 2015, as compared to $40.2 million, or $0.30 per diluted share, for the fourth quarter of 2014, representing a 13% increase on a per share basis. In the fourth quarter of 2015, the company generated FFO of $40.1 million, or $0.29 per diluted share, as compared to $33.9 million, or $0.25 per diluted share for the fourth quarter of 2014, representing a 16% increase on a per share basis. Recurring FFO was $184.5 million, or $1.32 per diluted share, for the year ended December 31, 2015, as compared to $167.7 million, or $1.28 per diluted share, for the same period of 2014, representing a 3% increase on a per share basis. For the year ended December 31, 2015, the company generated FFO of $170.8 million, or $1.22 per diluted share, as compared to $157.9 million, or $1.20 per diluted share for the same period of 2014, representing a 2% increase on a per share basis.

Net income attributable to Equity One was $13.4 million, or $0.10 per diluted share, for the quarter ended December 31, 2015, as compared to $6.7 million, or $0.05 per diluted share, for the fourth quarter of 2014. Net income attributable to Equity One was $65.5 million, or

$0.51 per diluted share, for the year ended December 31, 2015, as compared to $48.9 million, or $0.39 per diluted share, for the same period of 2014. A reconciliation of Recurring FFO and FFO to net income attributable to Equity One, Inc. is provided in the tables accompanying this press release.

Operating Highlights

Same-property NOI excluding redevelopments increased by 3.3% for the fourth quarter of 2015 as compared to the fourth quarter of 2014, which was driven primarily by increased minimum rent from new rent commencements (net of vacancies), including at The Gallery at Westbury Plaza and South Beach Regional, as well as contractual rent increases. Same-property NOI including redevelopments increased by 3.5% for the fourth quarter of 2015 as compared to the fourth quarter of 2014, due to 4.6% year-over-year NOI growth from redevelopments, where NOI increases from rent commencements at properties including Alafaya Commons, Kirkman Shoppes, Lake Mary Centre and Willows Shopping Center were partially offset by NOI decreases due to commencement of redevelopment activities at properties including Cashmere Corners, Medford and Pablo Plaza. A reconciliation of same-property NOI to income from continuing operations before tax and discontinued operations is provided in the tables accompanying this press release.

As of December 31, 2015, occupancy for the company’s retail portfolio (excluding developments and redevelopments) was 96.0%, up 40 basis points as compared to September 30, 2015, and up 100 basis points as compared to December 31, 2014. On a same-property basis, occupancy increased to 95.9%, up 40 basis points compared to September 30, 2015, and increased by 70 basis points to 95.9% as compared to December 31, 2014. Anchor space occupancy (excluding developments and redevelopments) was 99.6% as of December 31, 2015, unchanged as compared to September 30, 2015 and up 20 basis points as compared to December 31, 2014. Shop space occupancy (excluding developments and redevelopments) was up 110 basis points to 88.7% as of quarter-end as compared to September 30, 2015, primarily due to strong shop leasing throughout the portfolio, and was up 230 basis points as compared to December 31, 2014.

During the fourth quarter of 2015, the company executed 104 new leases, renewals, and options totaling 626,641 square feet, including 87 same space leases totaling 552,521 square feet. On a same space cash basis, average rents for these leases increased by 8.7%. On a same space basis, 35 new leases were executed in the fourth quarter of 2015 comprising 72,405 square feet at an average rental rate of $25.79 per square foot, representing an 11.2% increase from prior cash rents. Additionally, the company executed 52 renewals and options on a same space basis, totaling 480,116 square feet at an average rental rate of $11.85 per square foot, representing a 7.9% increase from prior cash rents. The 37 same space negotiated renewals executed during the quarter accounted for 83,392 square feet at a 9.1% cash spread.
Development and Redevelopment Activities

As of December 31, 2015, the company had approximately $250.3 million of active development and redevelopment projects underway of which $147.6 million remained to be incurred.

At 101 7th Avenue, the new Barneys New York flagship store opened for business and commenced paying rent in February 2016. New rents on this property are over three times higher than those paid by the previous tenant, a strong result given the company’s $14.1 million incremental investment.

At Serramonte Shopping Center located in Daly City, California, site work on the $109.1 million multi-phased redevelopment and expansion project continues to progress. This redevelopment is expected to ultimately add approximately 247,000 new square feet (209,000 of net leasable square feet), including an entertainment wing, new retail buildings, restaurant pads, an approximately 1,000 stall parking deck, and common area improvements to the existing interior mall. Redevelopment anchors include Nordstrom Rack, Ross Dress for Less, Buy Buy Baby, Cost Plus World Market, Dave & Buster’s, and Daiso, with a total gross leasable area (GLA) under lease of approximately 156,900 square feet, or 64% of the planned new retail GLA. The company is in advanced negotiations with other national retailers for the remaining space.

At Broadway Plaza, a development site in the Bronx, New York, Visionworks opened for business during the fourth quarter. Visionworks joins Blink Fitness, Starbucks, and The Vitamin Shoppe in the approximately 32,200 square feet second phase of the project. The total budgeted cost of the entire project is approximately $73.8 million of which $4.0 million remained to be incurred as of December 31, 2015.

At Lake Mary Centre in Lake Mary, Florida work is ongoing to redevelop the remaining vacant space of the former Kmart and expand the space by approximately 24,000 square feet to accommodate a new 55,000 square foot Hobby Lobby store as part of a third and final phase of the redevelopment. The balance to complete this project is estimated at $5.9 million as of December 31, 2015.

At Cashmere Corners, in Port St. Lucie, Florida, the 45,900 square feet Wal-Mart space was delivered during the quarter for build-out and the tenant is expected to commence paying rent no later than the fourth quarter of 2016. The Wal-Mart Neighborhood Market will include a new drive thru pharmacy and will substantially replace the space previously leased to Albertsons, which had been dark and paying. The company is in discussions with national retailers to backfill the remaining approximately 12,000 square feet of junior anchor space. The budget for the redevelopment of Cashmere Corners is currently estimated at $1.6 million, but may change based upon the leasing of the junior anchor box.

The company has two additional properties in active redevelopment encompassing approximately 177,200 square feet of project GLA and $34.4 million of total budgeted cost.

Disposition and Acquisition Activity

In October 2015, one of the company’s joint venture closed on the sale of Penn Dutch Plaza, a 156,000 square foot grocery-anchored shopping center located in Margate, Florida, for a sales price of $18.5 million. In connection with the sale, the joint venture recognized a gain on sale of $7.0 million, of which the company’s proportionate share was $1.4 million.

In February 2016, the company continued its selective dispositions, and closed on the sale of Beauclerc Village located in Jacksonville, Florida, Sherwood South located in Baton Rouge, Louisiana, and Plaza Acadienne located in Eunice, Louisiana for an aggregate gross sales price of $10.3 million.

Investing and Financing Activities

In October 2015, the company acquired a mixed-use asset located in Cambridge, Massachusetts with approximately 25,900 square feet of retail space and 15,100 square feet of office space, for a gross purchase price of $85.0 million. Substantially all of the property’s leases expire by the end of 2017, which the company expects will enable significant redevelopment activities. In November 2015, the company acquired 91 Danbury Road, an approximately 4,600 square foot retail property located in Ridgefield, Connecticut adjacent to Copps Hill Plaza, for a gross purchase price of $1.5 million.

During the fourth quarter, the company entered into an unsecured delayed draw term loan facility with a maturity date in December 2020 pursuant to which the company may borrow up to $300.0 million in the aggregate through December 2016. At the company’s request, the principal amount of the term loan may be increased up to an aggregate of $500.0 million, subject to the availability of additional commitments from lenders. As of December 31, 2015, the company had drawn $225.0 million against the facility. In addition, the company entered into a $50.0 million forward starting interest rate swap to mitigate the risk of interest rate volatility associated with new debt expected to be issued in 2016.

During the fourth quarter, the company redeemed its $105.2 million 6.00% unsecured senior notes due September 2016. In connection with the redemption, the company recognized a loss on early extinguishment of debt of approximately $4.8 million. In October 2015, the company prepaid a $24.7 million fixed rate secured mortgage loan due January 2016 with an interest rate of 5.85% per annum.

In October 2015, one of the company’s joint ventures incurred mortgage debt of $25.0 million in connection with the refinancing of an existing mortgage loan of $12.5 million and a new mortgage loan. The two mortgage loans bear interest at a weighted average rate of 3.89% per annum. The company’s aggregate proportionate share of the debt incurred was $7.5 million.

In January 2016, Liberty International Holdings Limited (“LIH”) issued a redemption notice with respect to its approximately 11.4 million units in the company’s CapCo joint venture. The company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock which LIH subsequently sold in a public offering. As a result, the company now owns 100% of CapCo, LIH holds no remaining interests in the company or its subsidiaries, and David Fischel resigned from the company’s Board of Directors in connection with the termination of LIH’s Board nomination right.

In February 2016, the company redeemed its $101.4 million 6.25% unsecured senior notes due January 2017. In connection with the redemption, the company expects to recognize a loss on early extinguishment of debt of approximately $5.2 million during the first quarter of 2016. In 2016, the company entered into a mortgage loan for $88.0 million secured by Westbury Plaza located in Westbury, New York. The mortgage loan matures in 10 years and bears interest at 3.76% per annum.

Balance Sheet Highlights

At December 31, 2015, the company’s total market capitalization (including debt and equity) was $5.2 billion, comprising 140.8 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $3.8 billion and approximately $1.4 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 26.0%. At December 31, 2015, the company had approximately $21.4 million of cash and cash equivalents on hand and $96.0 million outstanding under its $600.0 million revolving credit facility.

FFO and Earnings Guidance

The company is reaffirming its 2016 Recurring FFO guidance range of $1.35 to $1.40 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.25% to 4.25%

•	Year-end 2016 same-property occupancy between 96.0% and 96.5%

•	Recurring general and administrative expense of $33.0 million to $35.0 million

•	Interest expense of $50.0 million to $52.0 million

•	Selective acquisition activity

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.65	$0.69
Adjustments:
Rental property depreciation and amortization including pro rata share of joint ventures	0.65	0.65

Estimated FFO per diluted share	1.30	1.34

Transaction costs, debt extinguishment, and other	0.05	0.06
Estimated Recurring FFO per diluted share	$1.35	$1.40

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”
FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and other financing and investing activities, impairment of goodwill and land, severance and reorganization costs, gains (or losses) on the extinguishment of debt, and gains (or losses) on the disposal of non-depreciable assets. The company also believes that Recurring FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company’s method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income from continuing operations before tax and discontinued operations is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.
Retail occupancy as used herein refers to the company’s consolidated portfolio, and excludes non-retail properties and unconsolidated joint venture properties.

CONFERENCE CALL/WEB CAST INFORMATION

Equity One will host a conference call on Thursday, February 25, 2016 at 9:00 a.m. Eastern Time to review its 2015 fourth quarter and full year earnings and operating results. Stockholders, analysts and other interested parties can access the earnings call by dialing (888) 317-6003 (U.S.), (866) 284-3684 (Canada) or (412) 317-6061 (international) using pass code 5695311. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.com.

A replay of the conference call will be available on Equity One’s web site for future review. Interested parties may also access the telephone replay by dialing (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (international) using pass code 10078544 through March 11, 2016.
FOR ADDITIONAL INFORMATION

For a copy of the company’s fourth quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.com.

ABOUT EQUITY ONE, INC.

As of December 31, 2015, the company’s portfolio comprised 126 properties, including 102 retail properties and five non-retail properties totaling approximately 12.6 million square feet of gross leasable area, or GLA, 13 development or redevelopment properties with approximately 2.8 million square feet of GLA, and six land parcels. As of December 31, 2015, the company’s retail occupancy excluding developments and redevelopments was 96.0% and included national, regional and local tenants. Additionally, the company had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the markets in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time and cost to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of its efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
December 31, 2015 and 2014
(In thousands, except share par value amounts)

	December 31, 2015	December 31, 2014
ASSETS
Properties:
Income producing	$3,337,531	$3,128,081
Less: accumulated depreciation	(438,992)	(381,533)
Income producing properties, net	2,898,539	2,746,548
Construction in progress and land	167,478	161,872
Property held for sale	2,419	—
Properties, net	3,068,436	2,908,420
Cash and cash equivalents	21,353	27,469
Cash held in escrow and restricted cash	250	250
Accounts and other receivables, net	11,808	11,859
Investments in and advances to unconsolidated joint ventures	64,600	89,218
Goodwill	5,838	6,038
Other assets	203,618	213,525
TOTAL ASSETS	$3,375,903	$3,256,779

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage notes payable	$282,029	$311,778
Unsecured senior notes payable	518,401	731,136
Term loans	475,000	250,000
Unsecured revolving credit facilities	96,000	37,000
	1,371,430	1,329,914
Unamortized deferred financing costs and premium/discount on notes payable, net	(4,708)	(2,319)
Total notes payable	1,366,722	1,327,595
Other liabilities:
Accounts payable and accrued expenses	46,602	49,924
Tenant security deposits	9,449	8,684
Deferred tax liability	13,276	12,567
Other liabilities	169,703	167,400
Total liabilities	1,605,752	1,566,170
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 129,106 shares issued and outstanding at December 31, 2015 and 150,000 shares authorized and 124,281 shares issued and outstanding at December 31, 2014	1,291	1,243
Additional paid-in capital	1,972,369	1,843,348
Distributions in excess of earnings	(407,676)	(360,172)
Accumulated other comprehensive loss	(1,978)	(999)
Total stockholders’ equity of Equity One, Inc.	1,564,006	1,483,420
Noncontrolling interests	206,145	207,189
Total equity	1,770,151	1,690,609
TOTAL LIABILITIES AND EQUITY	$3,375,903	$3,256,779

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Income For the three months and years ended December 31, 2015 and 2014 (Unaudited) (In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
REVENUE:
Minimum rent	$68,983	$66,252	$272,204	$268,257
Expense recoveries	20,217	19,137	80,737	77,640
Percentage rent	855	822	5,335	5,107
Management and leasing services	445	333	1,877	2,181
Total revenue	90,500	86,544	360,153	353,185
COSTS AND EXPENSES:
Property operating	12,606	13,394	51,373	49,332
Real estate taxes	9,960	9,580	42,167	40,161
Depreciation and amortization	24,024	21,230	92,997	101,345
General and administrative	9,913	9,864	36,277	41,174
Total costs and expenses	56,503	54,068	222,814	232,012
INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	33,997	32,476	137,339	121,173
OTHER INCOME AND EXPENSE:
Investment income	42	107	210	365
Equity in income of unconsolidated joint ventures	2,060	672	6,493	10,990
Other income	294	254	5,990	3,454
Interest expense	(13,279)	(15,778)	(55,322)	(66,427)
Gain on sale of operating properties	—	3,371	3,952	14,029
Loss on extinguishment of debt	(4,735)	(3,824)	(7,298)	(2,750)
Impairment loss	(2,829)	(7,958)	(16,753)	(21,850)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS	15,550	9,320	74,611	58,984
Income tax benefit (provision) of taxable REIT subsidiaries	389	(70)	856	(850)
INCOME FROM CONTINUING OPERATIONS	15,939	9,250	75,467	58,134
DISCONTINUED OPERATIONS:
Operations of income producing properties	—	(18)	—	(238)
(Loss) gain on disposal of income producing properties	—	(12)	—	3,222
Income tax provision of taxable REIT subsidiaries	—	(4)	—	(27)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	(34)	—	2,957
NET INCOME	15,939	9,216	75,467	61,091
Net income attributable to noncontrolling interests - continuing operations	(2,507)	(2,491)	(10,014)	(12,206)
Net loss attributable to noncontrolling interests - discontinued operations	—	—	—	12
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$13,432	$6,725	$65,453	$48,897

EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.10	$0.05	$0.51	$0.37
Discontinued operations	—	—	—	0.02
	$0.10	$0.05	$0.51	$0.39
Number of Shares Used in Computing Basic Earnings per Share	129,048	123,211	127,957	119,403
EARNINGS PER COMMON SHARE - DILUTED:
Continuing operations	$0.10	$0.05	$0.51	$0.37
Discontinued operations	—	—	—	0.02
	$0.10	$0.05	$0.51	$0.39
Number of Shares Used in Computing Diluted Earnings per Share	129,301	123,494	128,160	119,725
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22	$0.88	$0.88

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Equity One to FFO and to Recurring FFO
The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to Equity One, Inc. the most directly comparable GAAP measure, for the periods presented.

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Net income attributable to Equity One, Inc.	$13,432	$6,725	$65,453	$48,897
Adjustments:
Rental property depreciation and amortization, net of noncontrolling interest (1)	23,685	20,924	91,705	100,130
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	943	1,045	3,947	4,186
Gain on disposal of depreciable assets, net of tax (1) (2)	—	(3,036)	(3,875)	(16,898)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (3) (4)	(1,403)	—	(8,428)	(8,007)
Impairments of depreciable real estate, net of tax (1)	980	5,728	12,041	19,620
Funds From Operations	37,637	31,386	160,843	147,928
Earnings attributed to noncontrolling interest (5)	2,499	2,499	9,995	9,996
Funds From Operations Available to Diluted Common Shareholders (6)	40,136	33,885	170,838	157,924
Transaction costs, net of tax (7)	1,073	228	2,733	2,041
Impairment of land and goodwill, net of tax	1,250	2,230	2,949	2,230
Reorganization and severance adjustments (8)	57	392	637	2,723
Loss on debt extinguishment, net of tax (1)	4,735	3,824	7,298	3,082
Gain on land and outparcel sales, net of controlling interests (1)	—	(319)	—	(349)
Recurring Funds From Operations Available to Diluted Common Shareholders (6)	$47,251	$40,240	$184,455	$167,651
Funds From Operations per Diluted Common Share (6)	$0.29	$0.25	$1.22	$1.20
Recurring Funds From Operations per Diluted Common Share (6)	$0.34	$0.30	$1.32	$1.28
Weighted average diluted shares (9)	140,659	134,852	139,518	131,083
__________________________________________

(1)	Includes amounts classified as discontinued operations.

(2)	Includes the recognition of deferred gains of $3.3 million associated with the 2008 sale of certain properties by the company to GRI-EQY I, LLC for the year ended December 31, 2015.

(3)	Includes the remeasurement of the fair value of the company's equity interest in GRI-EQY I, LLC of $5.5 million for the year ended December 31, 2015.

(4)
Includes the remeasurement of the fair value of the company's equity interest in Talega Village Center JV, LLC, the owner of Talega Village Center, of $2.2 million, net of the related noncontrolling interest, for the year ended December 31, 2014.

(5)
Represents earnings attributed to convertible units held by Liberty International Holdings Limited ("LIH"). Although these convertible units are excluded from the calculation of earnings per diluted share, FFO available to diluted shareholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share.

(6)
Includes a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants for the year ended December 31, 2014.

(7)
Represents costs associated with acquisitions, dispositions and other financing and investing activities, including $300,000 and $1.8 million of acquisition and disposition costs for the three months and year ended December 31, 2015, respectively, and $773,000 and $908,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program, and affiliate public offerings for the three months and year ended December 31, 2015, respectively.

(8)
Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(9)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding Class A Shares in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

Funds from Operations and Recurring FFO are non-GAAP financial measures. The company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The company believes that Recurring FFO provides additional comparability between historical financial periods. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Same-Property NOI to Income from Continuing Operations Before Tax and Discontinued Operations
The following table reflects the reconciliation of same-property NOI to income from continuing operations before tax and discontinued operations, the most directly comparable GAAP measure, for the periods presented.

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
	(In thousands, except number of properties)
Same-property NOI	$48,025	$46,487	$184,863	$178,048
Redevelopment property NOI	9,317	8,906	38,190	36,033
Same-property NOI including redevelopments	57,342	55,393	223,053	214,081
Other non same-property NOI	2,804	1,451	12,847	13,795
Adjustments (1)	333	(442)	822	789
Total NOI	60,479	56,402	236,722	228,665
Add:
Straight-line rent adjustment	1,101	994	4,612	3,788
Accretion of below-market lease intangibles, net	3,243	3,217	12,759	18,646
Management and leasing services income	445	333	1,877	2,181
Elimination of intercompany expenses	2,818	2,776	11,244	11,013
Equity in income of unconsolidated joint ventures	2,060	672	6,493	10,990
Investment income	42	107	210	365
Gain on sale of operating properties	—	3,371	3,952	14,029
Other income	294	254	5,990	3,454
Less:
Amortization of below-market ground lease intangibles	152	152	601	601
Depreciation and amortization expense	24,024	21,230	92,997	101,345
General and administrative expense	9,913	9,864	36,277	41,174
Interest expense	13,279	15,778	55,322	66,427
Loss on extinguishment of debt	4,735	3,824	7,298	2,750
Impairment loss	2,829	7,958	16,753	21,850
Income from continuing operations before tax and discontinued operations	$15,550	$9,320	$74,611	$58,984
Growth in same-property NOI	3.3%		3.8%
Number of properties (2)	95		93
Growth in same-property NOI including redevelopments	3.5%		4.2%
Number of properties (3)	107		106
_______________
(1) Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.
(2) The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
(3) The same-property pool including redevelopments includes those properties that the company consolidated, owned and operated for the entirety of both periods being compared, including properties for which significant redevelopment occurred during either of the periods being compared, but excluding non-retail properties and development properties.
Same-property NOI is a non-GAAP financial measure. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC.
DISCLOSURES
As of December 31, 2015

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
EBITDA is a widely used performance measure and is provided as a supplemental measure of operating performance. The company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization, and includes the results of operations of real estate properties that were sold or classified as real estate held for sale either during or subsequent to the end of a particular reporting period, which are included in earnings on a net basis. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
Use of Funds from Operations and Net Operating Income as a Non-GAAP Financial Measure
The company believes Funds from Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land, severance and reorganization costs and gains (or losses) on the extinguishment of debt and gains (or losses) on the disposal of non-depreciable assets. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses Net Operating Income (NOI), which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. The company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes non-retail properties and properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income from continuing operations before tax and discontinued operations is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended December 31, 2015 and the preceding four quarters (unaudited)
(Summary Financial Results in thousands, except per share data)

	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Summary Financial Results
Total revenue*	$90,500	$90,439	$90,735	$88,479	$86,553
Adjusted Consolidated EBITDA* (see page 22)	$60,144	$58,797	$60,564	$58,466	$55,341
Property NOI* (see page 21)	$67,489	$65,782	$66,720	$64,745	$63,203
General & administrative expenses (G&A)*	$9,913	$9,207	$8,417	$8,740	$9,848
G&A - Adjusted * (1)	$8,783	$8,365	$8,002	$7,757	$9,228
Net income attributable to Equity One, Inc.	$13,432	$16,961	$27,054	$8,006	$6,725
Earnings per diluted share	$0.10	$0.13	$0.21	$0.06	$0.05
Funds from operations available to diluted common shareholders (FFO) (see page 23)	$40,136	$43,409	$43,978	$43,315	$33,885
FFO per diluted common share (see page 23)	$0.29	$0.31	$0.31	$0.32	$0.25
Recurring FFO (see page 23)	$47,251	$45,750	$47,294	$44,160	$40,240
Recurring FFO per diluted common share (see page 23)	$0.34	$0.33	$0.34	$0.32	$0.30
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	129,301	129,146	129,144	124,989	123,494
Weighted average diluted shares used in FFO computations (2)	140,659	140,505	140,502	136,358	134,852
Summary Operating and Financial Ratios
Total retail portfolio property count	115	113	113	110	111
Total retail portfolio gross leasable area (GLA) (in thousands)	15,051	15,011	15,196	14,567	14,684
Total retail portfolio average base rent (ABR)	$19.48	$19.24	$18.71	$18.70	$18.47
Total retail portfolio percent leased excluding developments and redevelopments	96.0%	95.6%	95.5%	95.2%	95.0%
Same-property - QTD NOI pool percent commenced	95.0%	94.6%	94.6%	94.4%	94.8%
Same-property NOI growth - cash basis (see page 21)	3.3%	4.7%	4.5%	3.0%	4.3%
Same-property NOI growth - cash basis, including redevelopments (see page 21)	3.5%	4.4%	4.3%	4.7%	5.3%
NOI margin (see page 21)	74.9%	72.9%	74.0%	73.6%	73.3%
Expense recovery ratio*	89.6%	82.8%	87.0%	86.2%	83.1%
New leases, renewals and options rent spread - cash basis (see page 27)	8.7%	10.8%	12.6%	6.7%	14.9%
New leases rent spread - cash basis (see page 27)	11.2%	6.3%	7.4%	5.7%	12.3%
Renewals and options rent spread - cash basis (see page 27)	7.9%	11.9%	14.9%	6.8%	16.0%
Adjusted G&A expense to total revenues (1)	9.7%	9.2%	8.8%	8.8%	10.7%
Adjusted Consolidated EBITDA to fixed charges* (see page 22)	4.0	3.9	3.9	3.5	3.1
Net debt to Adjusted Consolidated EBITDA* (see page 22)	5.6	5.3	5.2	5.1	5.9

See footnotes on following page.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended December 31, 2015 and the preceding four quarters (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.

* The indicated line item includes amounts reported in discontinued operations for 4Q 2014 .

(1) G&A - adjusted reflects adjustments to G&A to remove the effects of costs associated with acquisitions, dispositions and other financing and investing activities, as well as, reorganization and severance costs (see page 23).
(2) Weighted average diluted shares used to calculate FFO and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding Class A Shares in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016. As a result, the company now owns 100% of CapCo and LIH holds no remaining interests in the company or its subsidiaries.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS AND EARNINGS GUIDANCE ASSUMPTIONS
As of December 31, 2015 (unaudited)

The company is reaffirming its 2016 Recurring FFO guidance range of $1.35 to $1.40 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.25% to 4.25%

•	Year-end 2016 same-property occupancy between 96.0% and 96.5%

•	Recurring general and administrative expense of $33.0 million to $35.0 million

•	Interest expense of $50.0 million to $52.0 million

•	Selective acquisition activity

•	Ongoing one-off sales of non-core assets

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2016:

	For the year ended December 31, 2016 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.65	$0.69
Adjustments:
Rental property depreciation and amortization including pro rata share of joint ventures	0.65	0.65

Estimated FFO per diluted share	1.30	1.34

Transaction costs, debt extinguishment, and other	0.05	0.06
Estimated Recurring FFO per diluted share	$1.35	$1.40
_________________________

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of December 31, 2015 (unaudited)
(in thousands)

Cash Net Operating Income (NOI)			Other assets
GAAP property net operating income (see page 21)	$67,489		Cash and cash equivalents (see page 18)	$21,603
Less:			Accounts and other receivables, net (see page 18)	11,808
Accretion of below-market lease intangibles, net (see page 24)	(3,243)		Land (see page 18)	22,229
Straight-line rent (see page 24)	(1,101)		Other assets	24,309	(8)
Other non-cash items, net	(77)	(1)	Book value of construction in progress	70,300	(6)
Consolidated cash property net operating income	63,068		Under-earning properties at book value (4)	279,711	(9)
			Other assets	$429,960
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 47)	1,983	(2)	Liabilities
Partial quarter adjustments, and other adjustments to normalize NOI, net	582	(3)	Mortgage notes payable (see page 45)	$282,029
Adjustment to exclude under-earning properties from net operating income (4)	(1,749)	(5)	Unsecured senior notes payable (see page 45)	518,401
Net adjustments	816		Term loan (see page 46)	475,000
			Unsecured revolving credit facilities (see page 46)	96,000
Normalized cash net operating income for the quarter	$63,884		Pro rata share of debt from unconsolidated joint ventures (see page 49)	43,853
			Prepaid rent (see page 24)	9,361
Unconsolidated joint venture fees income			Accounts payable and other (see page 24)	54,737
Management and Leasing Fees (see page 20)	$445	(7)	Liabilities	$1,479,381

			Other Information
			Fully diluted common shares (page 19)	140,849

See footnotes on following page.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of December 31, 2015 (unaudited)

Footnotes for Components of Net Asset Value

(1)	Amortization of below-market ground lease intangible and lease incentive amortization, net.

(2)	Includes pro rata share of cash NOI from Penn Dutch Plaza, which was sold by the company's DRA Advisors joint venture (the "DRA JV") during the quarter.

(3)
Pro forma full quarter for partial quarter impact of income producing assets acquired (Harvard Collection & 91 Danbury), adjustment for impact of seasonality of percentage rents and any other material non-recurring items.

(4)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(5)	Cash NOI of under-earning properties which are included at gross book value in other assets. Includes Westwood Complex (all seven parcels), 101 7th Avenue, and Village Center.

(6)	Book value of total balance sheet CIP less book value of 101 7th Avenue, since this property is included in other assets as an under-earning property.

(7)	Includes management and leasing fees for the quarter from the DRA JV, a portion of which will not recur due to the sale of Penn Dutch Plaza.

(8)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(9)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (all seven parcels), 101 7th Avenue (which is included in CIP in the condensed consolidated balance sheet) and Village Center.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2015, 2014 and 2013 (unaudited)
(in thousands)

	December 31, 2015	December 31, 2014	December 31, 2013
Assets
Properties:
Income producing	$3,337,531	$3,128,081	$3,153,131
Less: accumulated depreciation	(438,992)	(381,533)	(354,166)
Income producing properties, net	2,898,539	2,746,548	2,798,965
Construction in progress and land (1)	167,478	161,872	104,464
Property held for sale	2,419	—	13,404
Properties, net	3,068,436	2,908,420	2,916,833

Cash and cash equivalents (2)	21,603	27,719	36,495
Accounts and other receivables, net	11,808	11,859	12,872
Investments in and advances to unconsolidated joint ventures	64,600	89,218	91,772
Loans receivable, net	—	—	60,711
Goodwill	5,838	6,038	6,377
Other assets	203,618	213,525	223,400
Total assets	$3,375,903	$3,256,779	$3,348,460

Liabilities, redeemable noncontrolling interests and equity
Liabilities:
Mortgage notes payable	$282,029	$311,778	$430,155
Unsecured senior notes payable	518,401	731,136	731,136
Term loans	475,000	250,000	250,000
Unsecured revolving credit facilities	96,000	37,000	91,000
	1,371,430	1,329,914	1,502,291
Unamortized deferred financing costs and premium/discount on notes payable, net	(4,708)	(2,319)	(81)
Total notes payable	1,366,722	1,327,595	1,502,210

Accounts payable and other liabilities	225,754	226,008	230,571
Deferred tax liability	13,276	12,567	11,764
Total liabilities	1,605,752	1,566,170	1,744,545

Redeemable noncontrolling interests	—	—	989

Total stockholders’ equity of Equity One, Inc.	1,564,006	1,483,420	1,395,183

Noncontrolling interests	206,145	207,189	207,743

Total liabilities, redeemable noncontrolling interests and equity	$3,375,903	$3,256,779	$3,348,460

(1) Includes construction in progress of $145.2 million and land of $22.2 million as of December 31, 2015.
(2) Includes restricted cash and cash held in escrow.

EQUITY ONE, INC.
MARKET CAPITALIZATION
As of December 31, 2015, 2014 and 2013 (unaudited)
(in thousands, except share data)

	December 31, 2015	December 31, 2014	December 31, 2013
Closing market price of common stock	$27.15	$25.36	$22.44
Common stock shares
Basic common shares	129,106.345	124,281.204	117,646.807
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	143.141	154.213	123.775
DownREIT units (convertible into shares)	—	—	93.656
Common stock options (treasury method, closing price)	127.186	126.078	251.611
Long term incentive plan performance awards (treasury method, closing price)	114.647	66.820	911.263
Convertible CapCo Partnership Units	11,357.837	11,357.837	11,357.837
Diluted common shares	140,849.156	135,986.152	130,384.949

Equity market capitalization	$3,824,055	$3,448,609	$2,925,838

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,371,430	$1,329,914	$1,502,291
Cash and cash equivalents (1)	(21,603)	(27,719)	(36,495)
Net debt	$1,349,827	$1,302,195	$1,465,796

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,371,430	$1,329,914	$1,502,291
Equity market capitalization	3,824,055	3,448,609	2,925,838
Total market capitalization	$5,195,485	$4,778,523	$4,428,129

Net debt to total market capitalization at applicable market price	26.0%	27.3%	33.1%

Gross real estate investments (2)	$3,509,335	$3,289,953	$3,337,301

Net debt to gross real estate investments	38.5%	39.6%	43.9%

(1) Includes restricted cash and cash held in escrow.
(2) Includes investments in mezzanine and mortgage loans receivable and the gross value of properties held for sale.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Percent Change	Year ended December 31,		Percent Change
	2015	2014		2015	2014
REVENUE:
Minimum rent	$68,983	$66,252		$272,204	$268,257
Expense recoveries	20,217	19,137		80,737	77,640
Percentage rent	855	822		5,335	5,107
Management and leasing services	445	333		1,877	2,181
Total revenue	90,500	86,544	4.6%	360,153	353,185	2.0%
COSTS AND EXPENSES:
Property operating	12,606	13,394		51,373	49,332
Real estate taxes	9,960	9,580		42,167	40,161
Depreciation and amortization	24,024	21,230		92,997	101,345
General and administrative	9,913	9,864		36,277	41,174
Total costs and expenses	56,503	54,068	4.5%	222,814	232,012	(4.0)%
INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	33,997	32,476	4.7%	137,339	121,173	13.3%
OTHER INCOME AND EXPENSE:
Investment income	42	107		210	365
Equity in income of unconsolidated joint ventures	2,060	672		6,493	10,990
Other income	294	254		5,990	3,454
Interest expense	(13,279)	(15,778)		(55,322)	(66,427)
Gain on sale of operating properties	—	3,371		3,952	14,029
Loss on extinguishment of debt	(4,735)	(3,824)		(7,298)	(2,750)
Impairment loss	(2,829)	(7,958)		(16,753)	(21,850)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS	15,550	9,320		74,611	58,984
Income tax benefit (provision) of taxable REIT subsidiaries	389	(70)		856	(850)
INCOME FROM CONTINUING OPERATIONS	15,939	9,250	72.3%	75,467	58,134	29.8%
DISCONTINUED OPERATIONS:
Operations of income producing properties	—	(18)		—	(238)
(Loss) gain on disposal of income producing properties	—	(12)		—	3,222
Income tax provision of taxable REIT subsidiaries	—	(4)		—	(27)
(LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	(34)		—	2,957
NET INCOME	15,939	9,216	72.9%	75,467	61,091	23.5%
Net income attributable to noncontrolling interests - continuing operations	(2,507)	(2,491)		(10,014)	(12,206)
Net loss attributable to noncontrolling interests - discontinued operations	—	—		—	12
NET INCOME ATTRIBUTABLE TO EQUITY ONE, INC.	$13,432	$6,725	NM*	$65,453	$48,897	33.9%
EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.10	$0.05		$0.51	$0.37
Discontinued operations	—	—		—	0.02
	$0.10	$0.05	NM*	$0.51	$0.39	30.8%
EARNINGS PER COMMON SHARE - DILUTED:
Continuing operations	$0.10	$0.05		$0.51	$0.37
Discontinued operations	—	—		—	0.02
	$0.10	$0.05	NM*	$0.51	$0.39	30.8%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	129,048	123,211		127,957	119,403
Diluted	129,301	123,494		128,160	119,725
*NM - Not meaningful

EQUITY ONE, INC.
NET OPERATING INCOME
For the three months and years ended December 31, 2015 and 2014 (unaudited)
(in thousands, except number of properties)

	Three months ended December 31,		Percent Change	Year ended December 31,		Percent Change
	2015	2014		2015	2014
Total NOI (1)
Total rental revenue	$90,055	$86,220	4.4%	$358,276	$351,161	2.0%
Less: Property operating expenses	12,606	13,441	(6.2%)	51,373	49,514	3.8%
Real estate tax expense	9,960	9,576	4.0%	42,167	40,369	4.5%
NOI	$67,489	$63,203	6.8%	$264,736	$261,278	1.3%

NOI margin (NOI / Total rental revenue)	74.9%	73.3%		73.9%	74.4%

Same-property cash NOI (2) (3)
Minimum rent	$52,110	$50,249		$197,710	$190,885
Expense recoveries	16,359	15,584		62,385	60,332
Percentage rent	286	340		2,656	2,646
Total rental revenue	$68,755	$66,173	3.9%	$262,751	$253,863	3.5%

Property operating expenses (3)	$11,064	$10,807		$41,371	$40,637
Real estate tax expense	8,568	8,102		32,998	32,477
Non-recoverable operating expenses	477	484		1,664	1,979
Bad debt expense	621	293		1,855	722
Total property operating expenses	20,730	19,686	5.3%	77,888	75,815	2.7%
Same-property cash NOI	48,025	46,487	3.3%	184,863	178,048	3.8%
Redevelopment property NOI	9,317	8,906		38,190	36,033
Same-property NOI including redevelopments	$57,342	$55,393	3.5%	$223,053	$214,081	4.2%

(1) Amounts included in discontinued operations have been included for purposes of this presentation of NOI. NOI is presented on a GAAP basis.
(2) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, common area maintenance costs and real estate taxes related to a prior period, revenue and expense associated with outparcels sold, settlement of tenant disputes or other similar matters that affect the comparability of the same-property results, if any.
(3) Property operating expenses include intercompany management fee expense that is eliminated in the presentation of the company's consolidated results.

EQUITY ONE, INC.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION - ADJUSTED CONSOLIDATED EBITDA
For the three months and years ended December 31, 2015 and 2014 (unaudited)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income	$15,939	$9,216	$75,467	$61,091
Depreciation and amortization	24,024	21,230	92,997	101,345
Interest expense (1)	13,279	15,778	55,322	66,427
Loss on extinguishment of debt	4,735	3,824	7,298	2,750
Transaction costs (2)	1,073	228	2,733	2,041
Reorganization and severance adjustments (3)	57	392	637	2,723
Impairment loss	2,829	7,958	16,753	21,850
Gain on sale of operating properties	—	(3,359)	(683)	(17,251)
Gain on sale of joint venture property (4) (5) (6)	(1,403)	—	(6,199)	(7,392)
Gain from fair value adjustment of equity interest in joint venture (4) (7)	—	—	(5,498)	(2,807)
Income tax (benefit) provision of taxable REIT subsidiaries	(389)	74	(856)	877
Adjusted Consolidated EBITDA	$60,144	$55,341	$237,971	$231,654
Interest expense	$13,279	$15,778	$55,322	$66,427
Adjusted Consolidated EBITDA to interest expense	4.5	3.5	4.3	3.5
Fixed charges
Interest expense	$13,279	$15,778	$55,322	$66,427
Scheduled principal amortization (8)	1,691	2,004	6,798	7,942
Total fixed charges	$14,970	$17,782	$62,120	$74,369
Adjusted Consolidated EBITDA to fixed charges	4.0	3.1	3.8	3.1
Net Debt to Adjusted Consolidated EBITDA (9)	5.6	5.9	5.7	5.6

Amounts reported above include discontinued operations.
(1) Interest expense includes amortization of deferred financing costs and premium on notes payable.
(2) See footnote 7 on page 23.
(3) Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.
(4) In June 2015, the company entered into an agreement with Global Retail Investors, LLC, its joint venture partner, to redeem its interest in the GRI-EQY I, LLC joint venture ("GRI JV'). In connection with the transaction, the company was required to purchase an additional 11.3% interest in the joint venture for $23.5 million. For the year ended December 31, 2015, the company recognized a gain of $3.3 million from the deferred gain associated with the 2008 sale of certain properties by the company to the joint venture which is included in gain on sale of operating properties in its condensed consolidated statement of income, and the company recognized a gain of $5.5 million, which is included in other income in its condensed consolidated statement of income, from the remeasurement of the fair value of its equity interest in the joint venture.
(5) During 2015, two properties held by G&I South Florida Portfolio, LLC, a joint venture, were sold for a total of $51.4 million. In connection with the sales, the joint venture recognized a total gain on sale of $14.6 million, of which the company's proportionate share was $1.4 million during the three months ended December 31, 2015 and $2.9 million for the year ended December 31, 2015, which is included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statements of income.

(6)
In January 2014, the property held by Vernola Marketplace JV, LLC was sold for $49.0 million, including the assumption of the existing mortgage of $22.9 million by the buyer. The joint venture recognized a gain of $14.7 million on the sale, of which the company's proportionate share was $7.4 million, including $1.6 million attributable to a noncontrolling interest, which is included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statement of income for the year ended December 31, 2014.

(7) In January 2014, the company acquired Rockwood Capital's and Vestar Development Company's interests in Talega Village Center JV, LLC, the owner of Talega Village Center, a 102,000 square foot grocery-anchored shopping center located in San Clemente, California, for an additional equity investment of $6.2 million. Immediately prior to acquisition, the company remeasured the fair value of its equity interest in the joint venture and recognized a gain of $2.8 million, including $561,000 attributable to a noncontrolling interest, which is included in other income in the company's condensed consolidated statement of income for the year ended December 31, 2014.
(8) Excludes balloon payments upon maturity.
(9) Adjusted Consolidated EBITDA for the three months ended December 31, 2015 and 2014 has been annualized.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS
For the three months and years ended December 31, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Net income attributable to Equity One, Inc.	$13,432	$6,725	$65,453	$48,897
Adjustments:
Rental property depreciation and amortization, net of noncontrolling interest (1)	23,685	20,924	91,705	100,130
Pro rata share of real estate depreciation and amortization from unconsolidated joint ventures	943	1,045	3,947	4,186
Gain on disposal of depreciable assets, net of tax (1) (2)	—	(3,036)	(3,875)	(16,898)
Pro rata share of gains on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (3) (4)	(1,403)	—	(8,428)	(8,007)
Impairments of depreciable real estate, net of tax (1)	980	5,728	12,041	19,620
Funds From Operations	37,637	31,386	160,843	147,928
Earnings attributed to noncontrolling interest (5)	2,499	2,499	9,995	9,996
Funds From Operations Available to Diluted Common Shareholders (6)	40,136	33,885	170,838	157,924
Transaction costs, net of tax (7)	1,073	228	2,733	2,041
Impairment of land and goodwill, net of tax	1,250	2,230	2,949	2,230
Reorganization and severance adjustments (8)	57	392	637	2,723
Loss on debt extinguishment, net of tax (1)	4,735	3,824	7,298	3,082
Gain on land and outparcel sales, net of controlling interests (1)	—	(319)	—	(349)
Recurring Funds From Operations Available to Diluted Common Shareholders (6)	$47,251	$40,240	$184,455	$167,651

Funds From Operations per Diluted Common Share (6)	$0.29	$0.25	$1.22	$1.20
Recurring Funds From Operations per Diluted Common Share (6)	$0.34	$0.30	$1.32	$1.28
Weighted average diluted shares (9)	140,659	134,852	139,518	131,083

(1)	Includes amounts classified as discontinued operations.

(2)
Includes the recognition of deferred gains of $3.3 million associated with the 2008 sale of certain properties by the company to the GRI JV for the year ended December 31, 2015. See footnote 4 on page 22.

(3)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the year ended December 31, 2015. See footnote 4 on page 22.

(4)
Includes the remeasurement of the fair value of the company's equity interest in Talega Village Center JV, LLC, the owner of Talega Village Center, of $2.2 million, net of the related noncontrolling interest, for the year ended December 31, 2014. See footnote 7 on page 22.

(5)
Represents earnings attributed to convertible units held by LIH. Although these convertible units are excluded from the calculation of earnings per diluted share, FFO available to diluted shareholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share.

(6)
Includes a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants for the year ended December 31, 2014.

(7)
Represents costs associated with acquisitions, dispositions and other financing and investing activities, including $300,000 and $1.8 million of acquisition and disposition costs for the three months and year ended December 31, 2015, respectively, and $773,000 and $908,000 of costs associated with a financing transaction that was not consummated, the initiation of the company's “at-the-market” equity offering program, and affiliate public offerings for the three months and year ended December 31, 2015, respectively.

(8)
Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(9)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive. In January 2016, LIH exercised its redemption right with respect to all of its outstanding Class A Shares in the CapCo joint venture, and the company elected to satisfy the redemption through the issuance of approximately 11.4 million shares of its common stock to LIH. LIH subsequently sold the shares of common stock in a public offering that closed on January 19, 2016.

EQUITY ONE, INC.
ADDITIONAL DISCLOSURES
For the three months and years ended December 31, 2015 and 2014 (unaudited)
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Certain non-cash items:
Accretion of below-market lease intangibles, net	$3,243	$3,216	$12,759	$18,870
Share-based compensation expense	1,414	1,917	5,260	7,267
Straight-line rent adjustment	1,101	994	4,612	3,788
Capitalized interest	1,053	1,345	4,755	4,969
Amortization of deferred financing costs and premium/discount on notes payable, net	393	80	1,051	(4)

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$9,260	$6,828	$29,565	$20,297
Leasing commissions and costs	2,119	1,804	7,548	8,095
Developments	1,162	5,614	13,643	32,795
Redevelopments	9,866	17,615	27,823	41,836
Maintenance capital expenditures	7,257	5,269	15,484	10,959
Total capital expenditures	$29,664	$37,130	$94,063	$113,982

			December 31, 2015	December 31, 2014
Other assets:
Lease intangible assets, net			$101,010	$106,064
Leasing commissions, net			41,211	39,141
Prepaid expenses and other receivables			13,074	26,880
Straight-line rent receivables, net			28,910	24,412
Deposits and mortgage escrows			7,980	6,356
Deferred financing costs, net			3,419	3,876
Furniture, fixtures and equipment, net			3,255	3,809
Fair value of interest rate swap			835	681
Deferred tax asset			3,924	2,306
Total other assets			$203,618	$213,525

Accounts payable and other liabilities:
Lease intangible liabilities, net			$159,665	$157,486
Prepaid rent			9,361	9,607
Fair value of interest rate swaps			1,991	952
Accounts payable and other			54,737	57,963
Total accounts payable and other liabilities			$225,754	$226,008

Cash and Maximum Available Under Lines of Credit as of 12/31/15:
Cash and cash equivalents - unrestricted			$21,353
Available under lines of credit			600,000
Total Available Funds			$621,353

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
As of and for the three months ended December 31, 2015 and the preceding four quarters (unaudited)

	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Number of Properties
Total retail excluding developments and redevelopments (1)	102	99	101	102	102
Same-property - QTD NOI pool (2) (3)	95	94	97	100	98
Same-property - YTD NOI pool (2) (3)	93	93	96	100	96
Same-property - QTD including redevelopments (4)	107	107	108	107	105
Total retail portfolio (5)	115	113	113	110	111
GLA (in thousands)
Total retail excluding developments and redevelopments (1)	12,279	12,142	12,471	13,326	13,140
Total retail excluding developments and redevelopments - anchors (1) (6)	8,138	8,055	8,316	8,870	8,723
Total retail excluding developments and redevelopments - shops (1)	4,141	4,087	4,155	4,456	4,417
Same-property - QTD NOI pool (2) (3)	11,838	11,739	12,103	13,326	12,263
Same-property - YTD NOI pool (2) (3)	11,489	11,482	11,846	13,135	11,781
Total retail portfolio (5)	15,051	15,011	15,196	14,567	14,684
ABR
Total retail portfolio (5)	$19.48	$19.24	$18.71	$18.70	$18.47
Total retail portfolio - anchors (5) (6)	$15.21	$15.03	$14.53	$14.48	$14.32
Total retail portfolio - shops (5)	$28.86	$28.61	$28.41	$28.23	$27.75
Total retail excluding developments and redevelopments (1)	$18.78	$18.48	$18.17	$18.22	$17.34
Percent Leased
Total retail excluding developments and redevelopments (1)	96.0%	95.6%	95.5%	95.2%	95.0%
Total retail excluding developments and redevelopments - anchors (1) (6)	99.6%	99.6%	99.8%	99.7%	99.4%
Total retail excluding developments and redevelopments - shops (1)	88.7%	87.6%	86.7%	86.2%	86.4%
Same-property - QTD NOI pool (2) (3)	95.9%	95.5%	95.5%	95.2%	95.2%
Same-property - YTD NOI pool (2) (3)	96.0%	95.6%	95.5%	95.2%	95.2%
Total retail portfolio (5)	94.4%	94.0%	93.9%	94.6%	94.4%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	95.0%	94.6%	94.6%	94.4%	94.8%
Same-property - YTD NOI pool (2) (3)	95.0%	94.4%	94.3%	94.4%	94.8%
Same-Property NOI Growth
Same-property - QTD NOI (2) (3)	3.3%	4.7%	4.5%	3.0%	4.3%
Same-property - QTD including redevelopments (4)	3.5%	4.4%	4.3%	4.7%	5.3%

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
As of December 31, 2015 (unaudited)

Tenant	Number of Stores	Credit Rating Moody’s/S&P (1)	Square Feet	% of Total Square Feet	ABR	% of Total ABR	ABR per Square Foot	Average Remaining Term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	8	B2 / B	480,825	3.2%	$9,603,995	3.5%	$19.97	6.8
Publix	25	N/A	1,062,166	7.1%	8,724,035	3.2%	8.21	6.9
LA Fitness	8	B2 / B	356,609	2.4%	6,674,805	2.5%	18.72	7.6
Bed Bath & Beyond / Cost Plus World Market	14	Baa1 / BBB+	401,212	2.7%	6,350,838	2.4%	15.83	5.2
TJ Maxx / Homegoods / Marshalls	12	A2 / A+	342,339	2.3%	5,738,958	2.1%	16.76	5.8
Stop & Shop	2	Baa2 / BBB	121,683	0.8%	4,676,055	1.7%	38.43	12.8
Barney's New York	1	N/A	56,870	0.4%	4,500,000	1.7%	79.13	20.2
CVS Pharmacy	12	Baa1 / BBB+	148,367	1.0%	3,802,226	1.4%	25.63	8.6
The Gap / Old Navy	7	Baa2 / BBB-	115,187	0.8%	3,779,157	1.4%	32.81	6.5
Sports Authority	4	Caa3 / N/A	108,391	0.7%	3,753,410	1.4%	34.63	5.9
Office Depot / Office Max	8	B2 / B-	208,226	1.4%	3,350,986	1.2%	16.09	2.2
Costco	1	A1 / A+	148,295	1.0%	3,142,576	1.2%	21.19	3.7
Staples	8	Baa2 / BBB-	157,176	1.0%	3,017,590	1.1%	19.20	3.1
Food Emporium	1	N/A	25,350	0.2%	2,708,800	1.0%	106.86	7.3
Trader Joe's	6	N/A	73,051	0.5%	2,567,685	0.9%	35.15	7.6
Wal-Mart	3	Aa2 / AA	200,396	1.3%	2,314,575	0.9%	11.55	6.6
Dick's Sporting Goods	1	N/A	83,777	0.6%	2,246,886	0.8%	26.82	9.1
Walgreens	7	Baa2 / BBB	112,023	0.7%	2,214,083	0.8%	19.76	14.0
Best Buy	4	Baa1 / BB+	142,831	0.9%	2,195,066	0.8%	15.37	2.6
The Container Store	2	B2 / B	49,661	0.3%	2,174,212	0.8%	43.78	6.7
Home Depot	2	A2 / A	205,822	1.4%	2,106,246	0.8%	10.23	5.1
Winn Dixie	7	N/A	351,439	2.3%	2,093,542	0.8%	5.96	2.6
Nordstrom	2	Baa1 / A-	75,418	0.5%	1,996,750	0.7%	26.48	5.7
Saks Off Fifth	2	N/A	58,355	0.4%	1,992,055	0.7%	34.14	9.7
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	2.6

Total top twenty-five tenants	148		5,245,815	35.0%	$93,648,683	34.5%	$17.85	7.2

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures. The above schedule also includes two stores which have been subleased (see Property Status Report on pages 30 - 38).

(1)	Ratings as of December 31, 2015. Source: Moody’s/S&P.

(2)	In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
For the three months ended December 31, 2015 and the preceding four quarters (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
4Q 2015	87	552,521	$12.58	$13.67	8.7%	$2.98	5.3
3Q 2015	87	361,055	$15.77	$17.48	10.8%	$2.47	5.1
2Q 2015	91	554,118	$13.73	$15.46	12.6%	$10.19	5.7
1Q 2015	94	732,067	$17.76	$18.95	6.7%	$1.90	6.2
4Q 2014	85	315,598	$18.72	$21.50	14.9%	$12.89	6.2
Same-Space New Leases (4)
4Q 2015	35	72,405	$23.18	$25.79	11.2%	$19.85	7.2
3Q 2015	30	50,464	$21.46	$22.81	6.3%	$17.13	5.6
2Q 2015	30	154,157	$14.84	$15.93	7.4%	$21.06	6.3
1Q 2015	27	58,068	$19.68	$20.81	5.7%	$16.47	6.3
4Q 2014	32	98,798	$18.27	$20.51	12.3%	$37.45	8.1
Same-Space Renewals & Options
4Q 2015 (5)	52	480,116	$10.98	$11.85	7.9%	$0.44	4.6
3Q 2015	57	310,591	$14.85	$16.62	11.9%	$0.09	5.0
2Q 2015	61	399,961	$13.30	$15.28	14.9%	$6.00	5.5
1Q 2015	67	673,999	$17.59	$18.79	6.8%	$0.64	6.2
4Q 2014	53	216,800	$18.92	$21.94	16.0%	$1.70	5.4

	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
4Q 2015	104	626,641	6.1
3Q 2015	111	600,240	7.2
2Q 2015	104	738,312	7.8
1Q 2015	109	842,718	6.2
4Q 2014	107	434,619	7.3

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(5) The spread on negotiated renewals, excluding automatic renewal options, was 9.1% for the three months ended December 31, 2015.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
As of December 31, 2015 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square Feet	% of Total SF	ABR PSF at Expiration	Number of Leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	4	88,958	1.1%	$9.13	111	185,418	4.5%	$24.93	115	274,376	2.2%	$19.81
2016	21	623,301	7.6%	10.52	212	429,498	10.4%	26.34	233	1,052,799	8.6%	16.98
2017	32	911,701	11.2%	13.03	281	564,478	13.6%	28.24	313	1,476,179	12.0%	18.84
2018	21	601,658	7.4%	12.90	219	516,702	12.5%	27.86	240	1,118,360	9.1%	19.81
2019	32	1,311,615	16.1%	12.30	187	495,330	11.9%	27.19	219	1,806,945	14.7%	16.38
2020	36	1,073,056	13.2%	11.45	185	454,971	11.0%	27.81	221	1,528,027	12.5%	16.32
2021	24	786,385	9.7%	13.70	95	240,493	5.8%	33.81	119	1,026,878	8.4%	18.41
2022	18	569,597	7.0%	18.88	47	148,275	3.6%	37.03	65	717,872	5.8%	22.63
2023	20	394,922	4.8%	28.66	55	167,240	4.0%	40.88	75	562,162	4.6%	32.29
2024	13	275,676	3.4%	26.34	40	100,050	2.4%	41.19	53	375,726	3.1%	30.30
Thereafter	50	1,470,383	18.1%	19.27	101	371,227	9.0%	41.49	151	1,841,610	15.0%	23.75
Sub-total / Avg.	271	8,107,252	99.6%	15.28	1,533	3,673,682	88.7%	30.59	1,804	11,780,934	96.0%	20.05
Vacant	2	30,879	0.4%	N/A	243	467,014	11.3%	N/A	245	497,893	4.0%	N/A
Total retail excluding developments and redevelopments / Avg.	273	8,138,131	100.0%	N/A	1,776	4,140,696	100.0%	N/A	2,049	12,278,827	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
As of December 31, 2015 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	37	4,639,901	$73,874,399	4	391,445	$5,463,091	41	5,031,346	$79,337,490	29.2%
North Florida	15	1,606,866	20,737,533	4	753,644	10,312,618	19	2,360,510	31,050,151	11.4%
Total Florida	52	6,246,767	94,611,932	8	1,145,089	15,775,709	60	7,391,856	110,387,641	40.6%
California	9	1,248,774	31,769,499	2	1,358,684	25,862,029	11	2,607,458	57,631,528	21.2%
New York	6	889,242	33,602,943	2	205,574	8,668,160	8	1,094,816	42,271,103	15.6%
Connecticut	9	990,933	20,379,925	—	—	—	9	990,933	20,379,925	7.5%
Georgia	9	983,364	15,220,972	—	—	—	9	983,364	15,220,972	5.6%
Massachusetts	6	379,693	10,362,356	1	62,656	54,450	7	442,349	10,416,806	3.8%
Louisiana	7	889,513	8,679,032	—	—	—	7	889,513	8,679,032	3.2%
Maryland	1	214,030	3,838,652	—	—	—	1	214,030	3,838,652	1.4%
North Carolina	3	436,511	2,813,904	—	—	—	3	436,511	2,813,904	1.1%

Total Retail Portfolio	102	12,278,827	$221,279,215	13	2,772,003	$50,360,348	115	15,050,830	$271,639,563	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$28.07
Bird 107 Plaza (3)	Miami	1962 / 1990	40,101	100.0%	10	—				Walgreens	$18.24
Bird Ludlum	Miami	1988 / 1998	191,993	97.3%	46	4	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.43
Bluffs Square	Jupiter	1986	123,917	90.2%	26	5	39,795	Publix	10/22/2016	Walgreens	$13.57
Boca Village Square	Boca Raton, FL	1978 / 2014	92,118	98.2%	19	1	36,000	Publix	3/30/2017	CVS Pharmacy	$20.41
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.83
Concord Shopping Plaza (3)	Miami	1962 / 1992 / 1993	302,142	99.5%	22	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs	$12.30
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	93.8%	14	3	25,203	Aldi	8/31/2025	Walgreens	$28.28
Crossroads Square	Pembroke Pines	1973	81,587	98.0%	22	1				CVS Pharmacy / Goodwill / Party City	$19.30
Greenwood	Palm Springs	1982 / 1994	133,438	91.1%	28	6	50,032	Publix	12/5/2019	Beall’s Outlet	$15.11
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2017	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs / Goodwill	$15.68
Homestead McDonald's (3)	Homestead	2014	3,605	100.0%	1	—					$27.74
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$22.42
Lago Mar	Miami	1995	82,613	97.3%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.41
Lantana Village	Lantana	1976 / 1999	181,780	97.4%	21	3	39,473	Winn-Dixie	2/15/2016	Kmart / Rite Aid* (Family Dollar)	$7.84
Magnolia Shoppes	Fort Lauderdale	1998	114,118	96.0%	15	2				Regal Cinemas / Deal$	$15.92
Pavilion	Naples	1982 / 2001 / 2011	167,745	88.4%	31	10				Paragon Theaters / LA Fitness / Paradise Wine	$18.17
Pine Island	Davie	1999	254,907	89.6%	35	9	39,943	Publix	11/30/2018	Burlington Coat Factory / Staples / Youfit Health Clubs	$13.74
Pine Ridge Square	Coral Springs	1986 / 1998 / 2013	117,744	98.3%	23	1	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$16.70
Point Royale	Miami	1970 / 2000	181,381	89.0%	21	6	45,350	Winn-Dixie	2/15/2020	Best Buy / Pasteur Medical	$12.29
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$21.15

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	96.8%	19	4				Paragon Theaters / Kabooms / United Collection / Round Up / Goodwill	$13.12
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	91.0%	21	4	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$11.94
Sheridan Plaza	Hollywood	1973 / 1991	506,295	98.8%	57	3	65,537	Publix	10/9/2016	Ross Dress For Less / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$16.96
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	98.0%	26	3	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Tuesday Morning / Bassett Furniture / Stein Mart	$15.55
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	94.5%	33	4	47,814	Publix	6/14/2020	Goodwill	$17.74
Shoppes of Sunset (3)	Miami	1979 / 2009	21,784	78.7%	12	2					$22.63
Shoppes of Sunset II (3)	Miami	1980 / 2009	27,676	68.4%	12	5					$21.93
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	284,382	100.0%	49	—	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$19.99
Shops at St. Lucie	Port St. Lucie	2006	27,363	89.1%	9	2					$20.79
Tamarac Town Square	Tamarac	1987	124,585	85.5%	29	10	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.59
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.59
West Bird	Miami	1977 / 2000	99,864	94.5%	26	2	37,949	Publix	8/31/2020	CVS Pharmacy	$16.03
West Lake Shopping Center	Miami	1984 / 2000	100,747	97.2%	26	1	46,216	Winn-Dixie	5/22/2016	CVS Pharmacy	$15.84
Westport Plaza	Davie	2002	49,533	96.6%	9	1	27,887	Publix	11/30/2022		$18.41
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2016	Walgreens	$15.69
TOTAL SHOPPING CENTERS SOUTH FLORIDA (37)			4,639,901	95.8%	770	96	961,930				$16.62

NORTH FLORIDA
Alafaya Village	Orlando	1986	38,118	66.1%	11	5					$21.86
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	97.0%	27	1				LA Fitness / Jo-Ann Fabric and Craft Stores	$15.61
Beauclerc Village (7)	Jacksonville	1962 / 1988	68,966	88.5%	6	5				Big Lots / Ace Hardware / Save-A-Lot	$9.31
Charlotte Square	Port Charlotte	1980	86,426	67.8%	12	12				Walmart	$8.90
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.31
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.93

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Mandarin Landing	Jacksonville	1976	139,580	93.6%	25	4	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$16.86
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness/ Staples / Beall's Outlet	$9.95
Ryanwood	Vero Beach	1987	114,925	90.4%	24	7	39,795	Publix	3/23/2017	Beall's Outlet / Books-A-Million	$10.78
South Beach	Jacksonville Beach	1990 / 1991	313,332	98.6%	39	4	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross Dress For Less / Stein Mart / Home Depot / Staples	$14.28
South Point Center	Vero Beach	2003	64,790	94.1%	12	3	44,840	Publix	11/30/2023		$16.16
Sunlake	Tampa	2008	97,871	93.1%	21	5	47,000	Publix	12/31/2028		$19.80
Town & Country	Kissimmee	1993	75,181	100.0%	14	—	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$9.44
Treasure Coast	Vero Beach	1983	133,779	98.2%	22	2	61,450	Publix	7/31/2026	TJ Maxx	$13.68
Unigold Shopping Center	Winter Park	1987	114,127	93.6%	19	5	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.37
TOTAL SHOPPING CENTERS NORTH FLORIDA (15)			1,606,866	93.4%	259	55	406,485				$13.82

TOTAL SHOPPING CENTERS FLORIDA (52)			6,246,767	95.2%	1,029	151	1,368,415				$15.91

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	100.0%	16	—				Marshalls	$22.07
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$29.59
Marketplace Shopping Center	Davis	1990	111,156	98.0%	22	1	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$23.77
Plaza Escuela	Walnut Creek	2002	153,565	97.7%	22	1				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo / Sports Authority	$43.43
Pleasanton Plaza	Pleasanton	1981	163,469	92.6%	18	5				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.84
Potrero	San Francisco	1968 / 1997	226,642	99.8%	25	2	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Office Depot / Ross Dress For Less	$31.38
Ralph's Circle Center	Long Beach	1983	59,837	97.6%	12	1	35,022	Ralph’s	11/30/2025		$17.60

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
Talega Village Center (2)	San Clemente	2007	102,273	100.0%	26	—	46,000	Ralph's	12/31/2027		$20.49
Von’s Circle Center	Long Beach	1972	150,822	100.0%	24	—	51,855	Von’s	7/31/2022	Rite Aid / Ross Dress For Less	$17.92
TOTAL SHOPPING CENTERS CALIFORNIA (9)			1,248,774	97.9%	196	12	264,039				$25.98

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.03
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,426	100.0%	5	—				CVS Pharmacy	$107.12
Clocktower Plaza	Queens	1985 / 1995	78,820	100.0%	8	—	62,668	Stop & Shop	11/30/2030		$46.96
The Gallery at Westbury Plaza	Westbury	2013	312,380	99.5%	32	1	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / Gap Outlet / Saks Fifth Avenue / S.A. Elite / Old Navy	$45.96
Westbury Plaza	Westbury	1993 / 2004	394,451	100.0%	12	—				Olive Garden / Costco / Marshalls / Sports Authority/ Walmart/ Thomasville Furniture	$23.16
TOTAL SHOPPING CENTERS NEW YORK (6)			889,242	99.8%	63	1	113,920				$37.85

CONNECTICUT
91 Danbury Road (3)	Ridgefield	1965	4,612	100.0%	3	—					$24.62
Brookside Plaza	Enfield	1985 / 2006	216,480	98.9%	25	1	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / PetSmart	$14.43
Compo Acres	Westport	1960 / 2011	42,754	93.2%	14	1	11,731	Trader Joe’s	2/28/2022		$49.69
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$13.89
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$18.08
Danbury Green	Danbury	1985 / 2006	124,095	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$22.53
Post Road Plaza	Darien	1978	19,704	100.0%	3	—	11,051	Trader Joe's	1/31/2026		$51.36
Southbury Green	Southbury	1979 / 2002	156,128	94.7%	21	4	60,113	ShopRite	7/31/2022	Staples	$21.99
The Village Center	Westport	1969-1973 / 2009-2010	89,497	83.9%	20	7	22,052	The Fresh Market	10/31/2024		$37.37
TOTAL SHOPPING CENTERS CONNECTICUT (9)			990,933	97.2%	120	13	235,460				$21.16

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	89.0%	23	6	37,888	Publix	1/31/2020		$16.61
Buckhead Station	Atlanta	1996	233,511	92.2%	14	1				Bed Bath & Beyond / TJ Maxx / Old Navy / Saks Off Fifth / DSW / Ulta Beauty / Nordstrom Rack	$23.13
Chastain Square	Atlanta	1981 / 2001	91,637	98.7%	25	1	37,366	Publix	5/31/2024		$19.93
Hairston Center	Decatur	2000	13,000	76.9%	5	3					$12.29
Hampton Oaks	Fairburn	2009	20,842	53.8%	5	6					$11.44
McAlpin Square	Savannah	1979	173,952	98.6%	24	1	43,600	Kroger	8/31/2020	Big Lots / Savannah-Skidaway / Goodwill	$9.05
Piedmont Peachtree Crossing	Atlanta	1978 / 1998	152,239	100.0%	28	—	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$20.41
Wesley Chapel	Decatur	1989	164,153	90.4%	20	9	32,000	Little Giant	6/30/2019	Deal$ / Planet Fitness / Piedmont Tech	$8.66
Williamsburg at Dunwoody	Dunwoody	1983	44,928	92.6%	24	3					$22.31
TOTAL SHOPPING CENTERS GEORGIA (9)			983,364	93.5%	168	30	206,374				$16.55

MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$30.25
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$19.99
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$19.53
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Star's at West Roxbury	West Roxbury	1973 / 1995 / 2006	76,161	99.7%	12	1	54,928	Star Market	1/2/2021		$29.02
The Harvard Collection (3)	Cambridge	1906 / 1908 / 1912	41,050	90.7%	24	7				Urban Outfitters	$56.45
TOTAL SHOPPING CENTERS MASSACHUSETTS (6)			379,693	98.9%	40	8	317,410				$27.59

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	25	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.27
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	149,642	90.9%	17	6				Bed Bath & Beyond / Marshall's / Hancock Fabrics / Tuesday Morning / Cost Plus World Market	$10.59
Bluebonnet Village	Baton Rouge	1983	101,585	97.0%	21	5	33,387	Matherne’s	11/30/2020	Office Depot	$12.66
Elmwood Oaks	Harahan	1989	136,284	100.0%	11	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.10
Plaza Acadienne (7)	Eunice	1980	59,419	97.5%	6	1	28,092	Super 1 Store	6/30/2020	Fred's Store	$4.56
Sherwood South (7)	Baton Rouge	1972 / 1988 / 1992	77,489	100.0%	7	—				Burke's Outlet / Harbor Freight Tools / Fred's Store / Ideal Market / Dollar Tree	$6.60
Siegen Village	Baton Rouge	1988	170,416	98.4%	19	1				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.67
TOTAL SHOPPING CENTERS LOUISIANA (7)			889,513	96.2%	106	14	61,479				$10.14

MARYLAND
Westwood Complex (5)	Bethesda	1958-1960 / 1990 / 2001	214,030	91.7%	36	9	55,000	Giant Foods	11/30/2019	Bowlmor Lanes / CITGO	$19.55
TOTAL SHOPPING CENTERS MARYLAND (1)			214,030	91.7%	36	9	55,000				$19.55

NORTH CAROLINA
Centre Pointe Plaza	Smithfield	1989	159,259	99.1%	22	1				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.53
Riverview Shopping Center	Durham	1973 / 1995	128,498	87.6%	12	4	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.68
Thomasville Commons	Thomasville	1991	148,754	96.7%	12	2	32,000	Ingles	9/30/2017	Kmart	$5.60
TOTAL SHOPPING CENTERS NORTH CAROLINA (3)			436,511	94.9%	46	7	85,538				$6.79

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (102)			12,278,827	96.0%	1,804	245	2,707,635				$18.78

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF
DEVELOPMENTS AND REDEVELOPMENTS (3)
101 7th Avenue	Manhattan, NY	1930 / 2015	56,870	100.0%	1	—				Barneys New York	$79.13
Alafaya Commons	Orlando, FL	1986 / 2015	130,811	88.7%	16	7				Academy Sports / Youfit Health Clubs	$13.97
Boynton Plaza	Boynton Beach, FL	1978 / 1999 / 2015	105,345	91.0%	14	5	53,785	Publix	3/31/2035	CVS Pharmacy	$18.09
Broadway Plaza	Bronx, NY	2014	148,704	75.6%	9	6	18,110	Aldi	9/30/2024	TJ Maxx / Sports Authority / Blink Fitness	$37.08
Cashmere Corners	Port St. Lucie, FL	2001	85,708	83.7%	14	2				Walmart	$11.68
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991	200,392	98.3%	41	3	39,795	Publix	5/31/2037	Stein Mart	$14.67
Kirkman Shoppes	Orlando, FL	1973 / 2015	114,635	96.8%	23	2				LA Fitness / Walgreens	$21.98
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	359,525	94.0%	57	11	24,741	The Fresh Market	5/31/2024	Ross Dress For Less / LA Fitness / Office Depot / Academy Sports	$14.71
Medford	Medford, MA	1995	62,656	3.7%	1	1					$23.67
North Bay Village	Miami Beach, FL	1970 / 2000	—	—%	—	—					$—
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008	148,673	84.5%	21	11	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$10.22
Serramonte Shopping Center	Daly City, CA	1968	858,812	96.9%	91	10				Macy's / JC Penney / Target / Daiso / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$27.55
Serramonte Shopping Center - Expansion Project	Daly City, CA		247,055	53.7%	5	—				Buy Buy Baby / Cost Plus World Market / Dave & Busters / Daiso / Nordstrom Rack	$28.54
Willows Shopping Center	Concord, CA	2015	252,817	91.7%	25	6				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$26.86
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (13) (3)			2,772,003	87.4%	318	64	170,831				$23.25	(6)

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

		Year	Total		Number		Supermarket Anchor
		Built /	Sq. Ft.	Percent	of Tenants		Owned		Expiration		ABR per
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	Sq. Ft.	Name	Date (1)	Other Anchor Tenants	Leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (115)			15,050,830	94.4%	2,122	309	2,878,466				$19.48	(6)

NON-RETAIL PROPERTIES (3)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	69.7%	11	8
Westport Office	Westport, CT	1984	4,000	50.0%	6	3
Westwood - Manor Care	Bethesda, MD	1976	41,123	—%	—	1
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (3)			319,380	79.1%	20	13

TOTAL EXCLUDING LAND (120)			15,370,210	94.1%	2,142	322	2,878,466

LAND (6) (3)(4)

TOTAL CONSOLIDATED - 126 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).

(1)	Expiration date of the current lease term, excluding any renewal options.

(2)	Not included in the same-property NOI pool for the year ended December 31, 2015.

(3)
Not included in the same-property NOI pool for the three months and years ended December 31, 2015. The same-property NOI pool including redevelopments includes all the company's development and redevelopment properties with the exception of Broadway Plaza.

(4)	The total carrying value of land as of December 31, 2015 is $22.2 million.

(5)
Westwood Complex is comprised of five separate properties that are being added to the same-property NOI pool based on their respective acquisition dates. Westwood Shopping Center and Westwood Center II are included in the same-property pool for the three months ended December 31, 2015, but are not included for the year ended December 31, 2015. Bowlmor Lanes, 5471 Citgo, and 5335 Citgo are included in the same-property pool for the three months and year ended December 31, 2015.

(6)
ABR per leased SF for total development and redevelopment properties and total retail portfolio including developments and redevelopments is adjusted for certain anchor tenants at Serramonte Shopping Center that pay percentage rent in lieu of minimum rent.

(7)	Property sold in February 2016.

EQUITY ONE, INC.
REAL ESTATE ACQUISITIONS AND DISPOSITIONS
For the year ended December 31, 2015 (unaudited)
(in thousands, except for acreage/square footage)

2015 Acquisition Activity
Date Purchased	Property Name	City	State	Square Feet/Acres		Purchase Price	Mortgage Assumed
November 23, 2015	91 Danbury Road	Ridgefield	CT	4,612		$1,500	$—
October 19, 2015	The Harvard Collection	Cambridge	MA	41,050		85,000	—
August 27, 2015	Bird 107 Plaza	Miami	FL	40,101		11,800	—
July 23, 2015	North Bay Village - land parcel	Miami Beach	FL	0.49	(1)	600	—
June 10, 2015	Concord Shopping Plaza (2)	Miami	FL	302,142		62,200	27,750
June 10, 2015	Shoppes of Sunset (2)	Miami	FL	21,784		5,550	—
June 10, 2015	Shoppes of Sunset II (2)	Miami	FL	27,676		4,250	—
January 9, 2015	Pablo Plaza Outparcel	Jacksonville	FL	0.18	(1)	750	—
Total Purchased						$171,650	$27,750

2015 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
July 23, 2015	Webster Plaza	Webster	MA	201,425	$7,975
March 26, 2015	Park Promenade	Orlando	FL	128,848	4,800
Total Sold				330,273	$12,775

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

(1) In acres.
(2) Properties were acquired in connection with the redemption of the company's interest in the GRI JV.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
As of December 31, 2015 (unaudited)
(in thousands, except square footage data)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 12/31/15		Balance to Complete	% Placed in Service (6)	CIP Balance as of 12/31/15 (7)
Active Developments
Broadway Plaza	Bronx, NY	148,704	148,704	TJ Maxx / Sports Authority / Aldi / Blink Fitness	2016	$73,762	$73,762	$69,761		$4,001	76%	$8,083
Subtotal		148,704	148,704			73,762	73,762	69,761		4,001	76%	8,083
Active Redevelopments
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	14,100	14,100	12,921		1,179	—	72,762
Cashmere Corners	Port St. Lucie, FL	55,740	85,708	Walmart	2016	1,587	1,587	794		793	79%	168
Countryside Shops	Cooper City, FL	84,520	200,392	Publix	2017	16,395	16,395	507		15,888	—	507
North Bay Village	Miami Beach, FL	TBD	TBD	TBD	TBD	TBD	TBD	633		TBD	—	1,533
Lake Mary Centre	Lake Mary, FL	167,764	359,525	Ross Dress For Less / The Fresh Market / Academy Sports / Hobby Lobby	2016 (8)	17,298	17,298	11,419		5,879	67%	1,289
Medford	Medford, MA	TBD	62,656	TBD	TBD	TBD	TBD	184		TBD	—	10,353
Pablo Plaza	Jacksonville, FL	92,676	148,673	Whole Foods / PetSmart	2020	18,016	18,016	1,185		16,831	—	1,185
Serramonte Shopping Center - Expansion Project	Daly City, CA	247,055	1,105,867	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso / Nordstrom Rack / Ross Dress For Less	2017	109,137	109,137	6,107		103,030	—	25,011
Subtotal		704,625	2,019,691			176,533	176,533	33,750		143,600	22%	112,808
Total Active Developments and Redevelopments (10)		853,329	2,168,395			250,295	250,295	103,511		147,601	32%	120,891
Developments and Redevelopments Pending Twelve Month Stabilization
Alafaya Commons	Orlando, FL	66,955	130,811	Academy Sports	2015	7,502	7,502	6,494		1,008	100%	—
Boynton Plaza	Boynton Beach, FL	53,785	105,345	Publix	2015	8,818	8,311	8,401		—	100%	—
Kirkman Shoppes	Orlando, FL	57,510	114,635	L.A. Fitness / Walgreens	2015	13,094	13,094	12,923		171	100%	451
Willows Shopping Center	Concord, CA	48,621	252,817	Ulta Beauty / Lazy Dog / Old Navy / UFC Gym	2015	13,460	13,460	11,707		1,753	76%	2,084
Total		226,871	603,608			42,874	42,367	39,525		2,932	95%	2,535
Total Development and Redevelopment Activity (10)						$293,169	$292,662	$143,036	(9)	$150,533	45%	123,426

								Other CIP (see page 42)				21,823
								Land				22,229
								Total CIP and Land (See page 18)				$167,478

See footnotes on following page.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
As of December 31, 2015 (unaudited)

Footnotes for Real Estate Developments and Redevelopments

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)
CIP balance as of December 31, 2015 reflects the company's GAAP balances associated with the projects. For redevelopments, this includes an allocation of the company's existing cost basis in the portion of the center subject to redevelopment.

(8)
Stabilization date is based on the expected commencement of cash rent for Hobby Lobby as part of the third phase of the redevelopment. The first phase, comprised of adding Ross and Fresh Market, which represents 50,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2014. The second phase, comprised of adding Academy Sports, which represents 63,000 square feet of the 168,000 square feet under redevelopment, was stabilized in 2015.

(9)	Includes an aggregate of $8.7 million in costs incurred but not yet funded as of December 31, 2015.

(10)	4Q 2015 total cash NOI for all active developments and redevelopments was $7.5 million and for all developments and redevelopments including those pending stabilization was $10.2 million.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
As of December 31, 2015 (unaudited)
(in thousands)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Gross Cost	Incurred as of 12/31/15	Balance to Complete (Gross Cost)	CIP Balance as of 12/31/15 (3)
Capital Expenditure Projects over $1,000
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2016	$8,534	$4,520	$4,014	$1,227
South Beach Regional	Jacksonville Beach, FL	Retenanting and Façade Renovation	2015	6,026	5,436	590	88
Pavilion	Naples, FL	Façade Renovation	2015	5,536	4,104	1,432	774
Compo Acres Shopping Center	Westport, CT	Façade Renovation	2015	5,330	5,505	—	559
The Village Center	Westport, CT	Retenanting and Façade Renovation	2016	4,987	299	4,688	299
Buckhead Station	Atlanta, GA	Retenanting	2016	4,195	896	3,300	3,977
Brookside Plaza	Enfield, CT	Retenanting	2016	3,899	953	2,947	1,237
Darinor Plaza	Norwalk, CT	Outparcel Addition	2015	2,983	2,698	285	986
Point Royale Shopping Center	Miami, FL	Outparcel Addition	2015	2,664	2,247	418	22
Hammocks Town Center	Miami, FL	Goodwill	2016	2,285	1,038	1,246	2,503
Alafaya Commons (2)	Orlando, FL	Retenanting	2015	1,794	1,409	385	—
Post Road Plaza	Darien, CT	Façade Renovation	2016	1,466	244	1,222	244
Plaza at St. Lucie West	Port St. Lucie, FL	Retenanting	2016	1,336	612	725	612
Bird Ludlam	Miami, FL	Outparcel Addition	2015	1,264	1,215	49	—
Total				$52,299	$31,176	$21,301	12,528
All Other Capital Expenditure Projects							9,295
Total Other Capital Investment into Real Estate							$21,823

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence rent.
(2) Property is presently under redevelopment. Project represents incremental capital expenditures which are outside the scope of the original redevelopment plans.
(3) CIP balance as of December 31, 2015 reflects the company's GAAP balances associated with the projects, including an allocation of the company's existing cost basis in the portion of the center under construction, as applicable.

EQUITY ONE, INC.
DEBT SUMMARY
As of December 31, 2015, 2014 and 2013 (unaudited)
(in thousands)

	December 31, 2015	December 31, 2014	December 31, 2013
Fixed rate debt	$772,680	$1,042,914	$1,161,291
Variable rate debt - swapped to fixed rate (1)	250,000	250,000	250,000
Variable rate debt - unhedged	348,750	37,000	91,000
Total debt	$1,371,430	$1,329,914	$1,502,291

% Fixed rate debt	56.4%	78.4%	77.3%
% Variable rate debt - swapped to fixed rate	18.2%	18.8%	16.6%
% Variable rate debt - unhedged	25.4%	2.8%	6.1%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$282,029	$311,778	$430,155
Unsecured debt	1,089,401	1,018,136	1,072,136
Total debt	$1,371,430	$1,329,914	$1,502,291

% Secured mortgage debt	20.6%	23.4%	28.6%
% Unsecured debt	79.4%	76.6%	71.4%
Total	100.0%	100.0%	100.0%

Total market capitalization (see page 19)	$5,195,485	$4,778,523	$4,428,129

% Secured mortgage debt	5.4%	6.5%	9.7%
% Unsecured debt	21.0%	21.3%	24.2%
Total debt : Total market capitalization	26.4%	27.8%	33.9%

Weighted average interest rate on secured mortgage debt (2)	5.61%	6.03%	5.99%
Weighted average interest rate on unsecured senior notes (2)	4.75%	5.02%	5.02%
Weighted average interest rate on term loans (2)	2.01%	2.62%	3.17%
Weighted average interest rate on total debt (2) (3)	3.92%	4.80%	4.99%
Weighted average interest rate on revolving credit facility (2)	1.47%	1.22%	1.30%

Weighted average maturity on secured mortgage debt	3.6 years	4.4 years	4.3 years
Weighted average maturity on unsecured senior notes	4.6 years	4.3 years	5.3 years
Weighted average maturity on term loans	4.0 years	4.1 years	5.1 years
Weighted average maturity on total debt (3)	4.1 years	4.3 years	5.0 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgages and senior notes and include secured mortgage debt related to properties held for sale.

(1)
The company has interest rate swaps which convert the LIBOR rate applicable to its $250.0 million term loan to a fixed interest rate, providing an effective weighted average fixed interest rate under the loan agreement of 2.62% per annum as of December 31, 2015.

(2)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(3)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on December 31, 2018.

EQUITY ONE, INC.
DEBT MATURITY SCHEDULE
As of December 31, 2015 (unaudited)
(in thousands)

	Secured Debt		Unsecured Debt					Deferred Financing Costs and Premium/(Discount) Scheduled Amortization	Total	Weighted Average Interest Rate at Maturity		Percent of Debt Maturing
Year	Scheduled Amortization	Balloon Payments	Revolving Credit Facilities	Senior Notes		Term Loans

2016	$6,608	$43,799	$—	$—		$—		$(578)	$49,829	6.1%		3.6%
2017	6,567	64,000	—	218,401	(1)	—		(712)	288,256	6.0%		21.1%
2018	6,766	82,504	96,000	—		—		(975)	184,295	4.7%	(2)	13.5%
2019	5,541	18,330	—	—		250,000		(648)	273,223	2.9%		20.0%
2020	5,470	—	—	—		225,000	(3)	(719)	229,751	1.3%		16.8%
2021	5,397	12,561	—	—		—		(444)	17,514	5.9%		1.3%
2022	5,136	—	—	300,000		—		(415)	304,721	3.8%		22.3%
2023	5,345	1,221	—	—		—		(67)	6,499	7.5%		0.5%
2024	2,939	—	—	—		—		(42)	2,897	—		0.2%
Thereafter	9,845	—	—	—		—		(108)	9,737	—		0.7%
Total	$59,614	$222,415	$96,000	$518,401		$475,000		$(4,708)	$1,366,722	3.8%	(2)	100.0%

(1) In February 2016, the company redeemed its 6.25% unsecured senior notes with a January 2017 maturity and a principal amount outstanding of $101.4 million as of December 31, 2015.
(2) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 3.0% for 2018 and 3.6% in total.
(3) In December 2015, the company entered into an unsecured delayed draw term loan facility pursuant to which it may borrow up to $300.0 million in aggregate in one or more borrowings at any time prior to December 2, 2016. See footnote 11 on page 46 for additional information.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
As of December 31, 2015 and 2014 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		December 31, 2015	December 31, 2014	Percent of Overall Debt Maturing
Mortgage Debt
Pleasanton Plaza	06/01/2015	5.316%		$—	$19,634	—
Webster Plaza (1)	08/15/2024	8.070%		—	6,568	—
Danbury Green (2)	01/05/2016	5.850%		—	24,700	—
1225-1239 Second Avenue	06/01/2016	6.325%		16,020	16,245	1.2%
Glengary Shoppes	06/11/2016	5.750%		15,217	15,521	1.0%
Magnolia Shoppes	07/11/2016	6.160%		13,010	13,292	1.0%
Culver Center	05/06/2017	5.580%		64,000	64,000	4.7%
Concord Shopping Plaza (3)	06/28/2018	1-month LIBOR + 1.35%		27,750	—	2.0%
Sheridan Plaza	10/10/2018	6.250%		58,330	59,449	4.3%
1175 Third Avenue	05/01/2019	7.000%		6,241	6,512	0.5%
The Village Center	06/01/2019	6.250%		14,825	15,234	1.1%
BridgeMill	05/05/2021	7.940%		6,462	6,846	0.5%
Talega Village Center (4)	10/01/2021	5.010%		10,793	11,080	0.8%
Westport Plaza	08/01/2023	7.490%		3,340	3,537	0.2%
Aventura Square / Oakbrook Square / Treasure Coast Plaza	02/28/2024	6.500%		20,756	22,599	1.5%
Von's Circle Center	10/10/2028	5.200%		9,366	9,867	0.7%
Copps Hill	01/01/2029	6.060%		15,919	16,694	1.2%
Total mortgage debt (14 loans outstanding) (5)	3.64 years	5.61%	(6)	$282,029	$311,778	20.7%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				1,430	3,693	0.1%
Total mortgage debt (including unamortized/unaccreted premium/(discount))				$283,459	$315,471	20.8%

Unsecured senior notes payable
5.375% senior notes (7)	10/15/2015	5.375%		$—	$107,505	—
6.00% senior notes (8)	09/15/2016	6.000%		—	105,230	—%
6.25% senior notes (9)	01/15/2017	6.250%		101,403	101,403	7.4%
6.00% senior notes	09/15/2017	6.000%		116,998	116,998	8.6%
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	22.0%
Total unsecured senior notes payable	4.57 years	4.75%	(6)	$518,401	$731,136	38.0%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(3,029)	(4,136)	(0.3%)
Total unsecured senior notes payable (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$515,372	$727,000	37.7%

See footnotes on following page.

EQUITY ONE, INC.
DEBT BY INSTRUMENT
As of December 31, 2015 and 2014 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		December 31, 2015	December 31, 2014	Percent of Overall Debt Maturing

Term Loans
$250MM - Term Loan (10)	02/13/2019	2.618%	(12)	$250,000	$250,000	18.3%
$300MM - Term Loan (11)	12/02/2020	1MTH LIBOR +1.10%		225,000	—	16.5%
Total term loans	3.97 years	2.01%	(6)	$475,000	$250,000	34.8%
Unamortized deferred financing costs				(3,109)	(1,876)	(0.3)%
Total term loans (including unamortized deferred financing costs and unamortized/unaccreted premium/(discount))				$471,891	$248,124	34.5%

Revolving credit facilities
$600MM Line of Credit Unsecured	12/31/2018	1.474%		$96,000	$37,000	7.0%
Total revolving credit facilities	3.00 years	1.47%	(6)	$96,000	$37,000	7.0%

Total debt (13)	4.14 years (14)	3.92%	(6) (14)	$1,371,430	$1,329,914	100.5%
Unamortized deferred financing costs and unamortized/unaccreted premium/(discount)				(4,708)	(2,319)	(0.5)%
Total debt (including unamortized/unaccreted premium/(discount))				$1,366,722	$1,327,595	100.0%

Senior Unsecured Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB-(Positive)

(1)	The property was sold in July 2015 and the mortgage loan was assumed by the purchaser.

(2)	The mortgage loan was prepaid in October 2015 with no prepayment penalty.

(3)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on December 31, 2015 was 1.594%.

(4)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(5)
In January 2016, the company entered into a mortgage note payable for $88.0 million secured by Westbury Plaza located in Nassau County, New York. The mortgage note payable matures on February 1, 2026 and bears interest at 3.76% per annum.

(6)	Calculated based on weighted average interest rates of outstanding balances at December 31, 2015.

(7)	In April 2015, the company redeemed its $107.5 million 5.375% unsecured senior notes.

(8)	In November 2015, the company redeemed its 6.00% unsecured senior notes.

(9)	In February 2016, the company redeemed its 6.25% unsecured senior notes.

(10)
The interest rate for the $250.0 million term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of December 31, 2015 and 2014, the fair value of one of the company's interest rate swaps consisted of an asset of $217,000 and $681,000, respectively, which is included in other assets, and the fair value of the two remaining interest rate swaps consisted of a liability of $2.0 million and $952,000, respectively, which is included in accounts payable and accrued expenses in the company's consolidated balance sheets.

(11)
In December 2015, the company entered into an unsecured delayed draw term loan facility pursuant to which it may borrow up to $300.0 million in aggregate in one or more borrowings at any time prior to December 2, 2016. At the company's request, the principal amount of the term loan may be increased up to an aggregate of $500.0 million subject to the availability of additional commitments from lenders. This term loan bears interest at a floating rate of 1-MTH LIBOR + 1.10% and the effective rate on December 31, 2015 was 1.343%.

(12)	The effective fixed interest rate on December 31, 2015.

(13)
In October 2015, the company entered into a $50.0 million forward starting interest rate swap to mitigate the risk of adverse fluctuations in interest rates with respect to fixed rate indebtedness expected to be issued in 2016. The interest rate swap locks in the 10-year treasury rate and swap spread at a fixed rate of 2.12% per annum and matures on April 4, 2026. However, the interest rate swap has a mandatory settlement date of October 4, 2016, and the Company may settle the swap at any time prior to that date. As of December 31, 2015, the fair value of the company's forward starting interest rate swap consisted of an asset of $618,000, which is included in other assets in the company's consolidated balance sheet.

(14)	Weighted average maturity in years and weighted average interest rate as of December 31, 2015 excludes the revolving credit facility which expires on December 31, 2018.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
December 31, 2015 (unaudited)
(in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of December 31, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt	Investment in Joint Venture (1)
DRA Advisors	20.0%	Retail/Office	$18,942	$—	$18,594	$—	$3,719
New York Common Retirement Fund	30.0%	Retail	302,634	146,175	132,913	43,853	39,501
Rider Limited Partnership	50.0%	Office	39,388	—	38,526	—	19,263
Total			$360,964	$146,175	$190,033	$43,853	$62,483

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES (2)			For the three months ended December 31, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (3)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors (4)	20.0%	Retail/Office	$397	$214	$151	$—	$7,075	$174	$35
New York Common Retirement Fund	30.0%	Retail	7,109	2,391	2,553	1,554	556	4,638	1,391
Rider Limited Partnership	50.0%	Office	1,485	358	292	—	833	1,113	557
Total			$8,991	$2,963	$2,996	$1,554	$8,464	$5,925	$1,983

			For the year ended December 31, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (3)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors (4)	20.0%	Retail/Office	$4,940	$2,500	$1,317	$—	$15,782	2,457	$491
New York Common Retirement Fund	30.0%	Retail	28,960	9,691	9,478	5,955	3,683	18,613	5,584
Rider Limited Partnership	50.0%	Office	5,835	1,386	1,203	—	3,625	4,324	2,162
Total			$39,735	$13,577	$11,998	$5,955	$23,090	$25,394	$8,237

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $2.1 million.

(2)
In June 2015, the company's ownership interest in the GRI JV was redeemed. The statements of operations of unconsolidated joint ventures for the three months and year ended December 31, 2015 exclude the GRI JV.

(3)	Interest expense includes amortization of deferred financing costs.

(4)
In September 2015, the joint venture closed on the sale of Plantation Marketplace for a sales price of $32.9 million. In connection with the sale, the joint venture recognized a gain of $7.6 million, of which the company's proportionate share was $1.5 million. In October 2015, the joint venture closed on the sale of Penn Dutch Plaza for a sales price of $18.5 million. In connection with the sale, the joint venture recognized a gain on sale of $7.0 million, of which the company's proportionate share was $1.4 million.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
As of December 31, 2015 (unaudited)

								Number of tenants		Supermarket anchor				ABR per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,655	83.8%	26	4				Garda Supplies Rental & Services	$15.96
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	98.6%	50	2				Central Parking System	$34.44
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	95.6%	26	3	39,795	Publix	10/23/2020	CVS Pharmacy	$19.54
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	100.0%	9	—	28,800	Publix	04/30/2027		$26.92
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	99.3%	26	1	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.24
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	98.6%	23	1	70,400	ShopRite	10/31/2027		$25.11
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	99.2%	30	1	51,673	Publix	01/31/2029	LA Fitness	$19.88
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.30

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (8)						1,414,978	97.7%	195	12	396,057				$19.27

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
As of December 31, 2015 and 2014 (unaudited)
(in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of December 31, 2015	Balance as of December 31, 2014

Mortgage Debt
GRI (2) (3)	Floating rate loan	—	06/28/2018	—	$—	$80,000
GRI (2)	Sparkleberry Square (Kroger)	—	06/30/2020	—	—	3,782
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	8,798	9,237
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	66,440	67,811
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (4)	30.0%	12/23/2023	4.18%	22,500	22,500
New York Common Retirement Fund (5)	Equity One Country Walk LLC	30.0%	11/5/2025	3.91%	16,000	12,652
New York Common Retirement Fund (5)	Equity One JV Sub Veranda LLC	30.0%	11/5/2025	3.86%	9,000	—

	Unamortized deferred financing costs and premium, net (6)				(563)	(812)

	Total debt				$146,175	$219,170

	Equity One’s pro-rata share of unconsolidated joint venture debt				$43,853	$48,806

(1)	Equity One's equity interest and rate in effect on December 31, 2015.

(2)	In June 2015, the company's ownership interest in GRI was redeemed. As part of the redemption, the company acquired Concord Shopping Plaza and the associated $27.8 million floating rate mortgage.

(3)
As of December 31, 2014, there were three separate loans, totaling $80 million, that were secured by Airpark Plaza Shopping Center, Concord Shopping Plaza and Presidential Markets, bearing interest at a weighted average rate of 1-month LIBOR + 1.41%.

(4)
The loan balance bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at December 31, 2015 was a liability of approximately $1.7 million.

(5)
In October 2015, the company's joint venture with New York Common Retirement Fund incurred mortgage debt of $25.0 million in connection with the refinancing of its existing mortgage loan on Country Walk Plaza and a new mortgage loan on Veranda Shoppes of $9.0 million .

(6)	Net unamortized deferred financing costs and premium is the total for all joint ventures.